                                                                     EXHIBIT 4.5

                                WARRANT AGREEMENT

                            Dated as of June 16, 2000

                                     Between

                          DAYTON SUPERIOR CORPORATION,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                as Warrant Agent

                                170,000 Warrants

                       to Acquire 117,276 Common Shares of

                           DAYTON SUPERIOR CORPORATION

                                  No Par Value

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                                             ARTICLE I

                                ISSUANCE, FORM, EXECUTION, DELIVERY
                              AND REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01.    Issuance of Warrants...............................................................
SECTION 1.02.    Form of Warrant Certificates.......................................................
SECTION 1.03.    Execution of Warrant Certificates..................................................
SECTION 1.04.    Authentication and Delivery........................................................
SECTION 1.05.    Temporary Warrant Certificates.....................................................
SECTION 1.06.    Separation of Warrants and Notes...................................................
SECTION 1.07.    Registration of Transfers and Exchanges............................................
SECTION 1.08.    Lost, Stolen, Destroyed, Defaced or Mutilated
                 Warrant Certificates...............................................................
SECTION 1.09.    Offices for Exercise, etc .........................................................

                                             ARTICLE II

                                  DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.    Duration of Warrants ..............................................................
SECTION 2.02.    Exercise, Settlement and Delivery .................................................
SECTION 2.03.    Cancellation of Warrant Certificates...............................................
SECTION 2.04.    Notice of a Triggering Event.......................................................
SECTION 2.05.    Transfer of Rights.................................................................

                                             ARTICLE III

                                    OTHER PROVISIONS RELATING TO
                                    RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.    Enforcement of Rights..............................................................

                                             ARTICLE IV

                                  CERTAIN COVENANTS OF THE COMPANY

SECTION 4.01.    Payment of Taxes...................................................................
SECTION 4.02.    Qualification Under the Securities Laws............................................
SECTION 4.03.    Rules 144 and 144A.................................................................
SECTION 4.04.    Reservation of Warrant Shares......................................................
SECTION 4.05.    Common Shares......................................................................

SECTION 4.06.    Obtaining Governmental Approvals...................................................
SECTION 4.07.    SEC Reports and Other Information .................................................

                                              ARTICLE V

                                             ADJUSTMENTS

SECTION 5.01.    Adjustment of Exercise Rate; Notices...............................................
SECTION 5.02.    Fractional Warrant Shares..........................................................
SECTION 5.03.    Certain Distributions..............................................................

                                             ARTICLE VI

                                    CONCERNING THE WARRANT AGENT

SECTION 6.01.    Warrant Agent......................................................................
SECTION 6.02.    Conditions of Warrant Agent's Obligations..........................................
SECTION 6.03.    Resignation and Appointment of Successor...........................................

                                             ARTICLE VII

                                   REPRESENTATIONS AND WARRANTIES
                                    AND COVENANTS OF THE COMPANY

SECTION 7.01.    Good Standing of the Company.......................................................
SECTION 7.02.    Capitalization.....................................................................
SECTION 7.03.    Authorization of Agreement.........................................................
SECTION 7.04.    Authorization of the Warrant Shares Registration
                 Rights Agreement...................................................................
SECTION 7.05.    Authorization of Tag-Along Sales Agreement.........................................
SECTION 7.06.    No Defaults or Conflicts...........................................................
SECTION 7.07.    Absence of Further Requirements....................................................

                                            ARTICLE VIII

                                  ACKNOWLEDGMENTS, REPRESENTATIONS
                                    AND WARRANTIES OF THE HOLDERS

SECTION 8.01.    Acknowledgments by Holders.........................................................
SECTION 8.02.    Representations and Warranties of the Holders......................................

                                             ARTICLE IX

                                            MISCELLANEOUS

SECTION 9.01.    Amendment..........................................................................

SECTION 9.02.    Notices and Demands to the Company and Warrant Agent...............................
SECTION 9.03.    Addresses for Notices to Parties and for Transmission
                 of Documents.......................................................................
SECTION 9.04.    Notices to Holders.................................................................
SECTION 9.05.    Applicable Law.....................................................................
SECTION 9.06.    Persons Having Rights Under Agreement..............................................
SECTION 9.07.    Headings...........................................................................
SECTION 9.08.    Counterparts.......................................................................
SECTION 9.09     Inspection of Agreement............................................................
SECTION 9.10.    Availability of Equitable Remedies.................................................

EXHIBIT A - Form of Warrant Certificate
EXHIBIT B - Form of Legend for Global Warrant
EXHIBIT C - Certificate To Be Delivered upon Exchange or Registration of
               Transfer of Warrants
EXHIBIT D - Form of Transferee Letter of Representation in Connection with
               Transfers to Institutional Accredited Investors
EXHIBIT E - Form of Transferee Letter of Representation in Connection with
               Transfers Pursuant to Regulation S

                             INDEX OF DEFINED TERMS

Defined Term
------------
Affiliate...............................................................................         5.01(b)
Agreement...............................................................................         Recitals
Business Day............................................................................         2.01
Capital Stock...........................................................................         5.01(m)
Cashless Exercise.......................................................................         2.02(c)
Cashless Exercise Ratio.................................................................         2.02(c)
Common Shares...........................................................................         Recitals
Company.................................................................................         Recitals
Convertible Securities..................................................................         5.01(m)
Current Market Value....................................................................         5.01(m)
Definitive Warrants.....................................................................         1.02
Depositary..............................................................................         1.02
Distribution............................................................................         5.03
Distribution Rights.....................................................................         5.03
Election to Exercise....................................................................         2.02(b)
Equivalent Shares.......................................................................         5.01(m)
Exchange Act............................................................................         5.01(m)
Exercisability Date.....................................................................         2.02(a)
Exercise Date...........................................................................         2.02(d)
Exercise Price..........................................................................         2.02(c)
Exercise Rate...........................................................................         2.02(a)
Expiration Date.........................................................................         2.01
Global Shares...........................................................................         2.02(f)
Global Warrants.........................................................................         1.02
Holders.................................................................................         1.07
Independent Financial Expert............................................................         5.01(m)
Indenture...............................................................................         Recitals
Initial Public Offering.................................................................         1.06
Initial Purchasers......................................................................         Recitals
Institutional Accredited Investor.......................................................         1.08(a)
Material Adverse Effect.................................................................         7.01
Notes...................................................................................         Recitals
Odyssey.................................................................................         Recitals
Officer's Certificate...................................................................         1.08(d)
Options.................................................................................         5.01(m)
Parent Holding Company..................................................................         2.05
Parent Warrant Shares...................................................................         2.05
Permitted Options.......................................................................         5.01(b)
Person..................................................................................         2.02(a)
Purchase Agreement......................................................................         Recitals
QIB.....................................................................................         1.08(a)
Registrar...............................................................................         1.07

Related Parties.........................................................................         6.02(e)
Resale Restriction Termination Date.....................................................         6.02(e)
Rule 144A...............................................................................         1.08(a)
Securities Act..........................................................................         1.06
Separation..............................................................................         1.06
Separability Date.......................................................................         1.06
Tag-Along Sales Agreement...............................................................         Recitals
Triggering Event........................................................................         2.02(a)
Trustee.................................................................................         Recitals
Units...................................................................................         Recitals
Warrant Agent...........................................................................         Recitals
Warrant Agent Office....................................................................         1.10
Warrant Certificates....................................................................         1.02
Warrant Exercise Office.................................................................         2.02(d)
Warrant Register........................................................................         1.07
Warrant Shares Registration Rights Agreement............................................         Recitals
Warrant Shares..........................................................................         1.01
Warrants................................................................................         Recitals

                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of June 16, 2000 between DAYTON SUPERIOR CORPORATION, an Ohio corporation (together with any successor thereto, the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity but solely as warrant agent (together with any successor Warrant Agent, the "Warrant Agent").

                  WHEREAS the Company has entered into a purchase agreement (the "Purchase Agreement ") dated June 9, 2000 with Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Initial Purchasers") in which the Company has agreed to sell to the Initial Purchasers 170,000 units (the "Units") consisting in the aggregate of (i) $170,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2009 (the "Notes") of the Company to be issued under an indenture, dated as of June 16, 2000 (the "Indenture"), between the Company, the Guarantors named therein and United States Trust Company of New York, as trustee (in such capacity, the "Trustee"), and (ii) 170,000 warrants (the "Warrants") to purchase 117,276 common shares, no par value (the "Common Shares"), of the Company;

                  WHEREAS each Unit will consist of one Note in the principal amount of $1,000 and one Warrant to purchase 0.68986 of a Common Share; the Notes and Warrants comprising part of the Units shall not be separately transferable until the Separability Date (as defined herein); and

                  WHEREAS the Holders (as defined herein) will have the registration rights and other rights and obligations with respect to the Warrants and the Warrant Shares (as defined herein) as set forth in the Warrant Shares Registration Rights Agreement (the "Warrant Shares Registration Rights Agreement") dated June 16, 2000 between the Company and the Initial Purchasers, and the Tag-Along Sales Agreement (the "Tag-Along Sales Agreement") dated June 16, 2000, among the Company, the Initial Purchasers and Odyssey Investment Partners Fund, LP ("Odyssey"); and

                  WHEREAS the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                       ISSUANCE, FORM, EXECUTION, DELIVERY
                    AND REGISTRATION OF WARRANT CERTIFICATES

                  SECTION 1.01. Issuance of Warrants. Each Warrant Certificate (as defined herein) shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the night, subject to the provisions contained herein and therein, to acquire from the Company (and the Company shall issue and sell to such holder of the Warrant) 0.68986 of a fully paid and nonassessable Common Share at an exercise price of $0.01 per share (the shares purchasable upon exercise of the Warrants being hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of the Warrants as provided in Article V), in each case subject to adjustment as provided herein and therein. Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units and shall not be separately transferable from the Notes until on and after the Separability Date as provided in Section 1.06.

                  SECTION 1.02. Form of Warrant Certificates. The certificates evidencing the Warrants are herein referred to collectively as the "Warrant Certificates." The Warrant Certificates will initially be issued either in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto, or in registered form as definitive Warrant Certificates (the "Definitive Warrants") substantially in the form of Exhibit A hereto. Any Global Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined herein) in accordance with instructions given by the holder thereof The Depository Trust Company (the "Deposit") shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a holder of Warrants may receive from the Warrant Agent or the Depository Definitive Warrants as set forth in Section 1.08.

                  SECTION 1.03. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president, its chief financial officer or any vice president. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

                  SECTION 1.04. Authentication and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.07).

                  Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president, its chief financial officer or any vice president, and shall specify the amount of Warrants to be authenticated, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company of the Warrant Certificates at any time and from time to time, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

                  In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

                  The Warrant Agent's authentication on all Warrant Certificates shall be substantially in the form attached as part of Exhibit A.

                  SECTION 1.05. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.10. Subject to the provisions of Section 4.01, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

                  SECTION 1.06. Separation of Warrants and Notes. The Notes and the Warrants will not be separately transferable until the Separability Date. "Separability Date" shall mean the earliest to occur of. (1) December 18, 2000;
(ii) the occurrence of a Change of Control or an Event of Default (each as defined in the Indenture); (iii) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes (or the notes exchangeable therefor) pursuant to a registered exchange offer is declared effective; (iv) immediately prior to any redemption of Notes by the Company with the proceeds of any Equity Offering (as defined in the Indenture); (v) the consummation of an Initial Public Offering (as defined herein) of the Company; or (vi) such earlier date as may be determined by Deutsche Bank Securities Inc., in its sole discretion and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing. The separation of the Warrants and the Notes is herein referred to as the "Separation."

                  "Initial Public Offering" means the first time a registration statement filed under the Securities Act respecting an offering, whether primary or secondary, of capital shares of the Company (or securities convertible into, or exchangeable or exercisable for, capital shares of the Company or rights to acquire capital shares of the Company or such securities, other than the Warrants) which is underwritten on a firmly committed or best efforts basis, is declared effective and the securities so registered are issued and sold.

                  SECTION 1.07. Registration. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar" The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

                  The Warrant Agent shall act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Company shall cause each Registrar to furnish to the Warrant Agent, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable the Warrant Agent to maintain the Warrant Register on as current a basis as is practicable. The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 1.08. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Warrants. When Warrants are presented to the Warrant Agent with a request:

         (i)      to register the transfer of the Warrants; or

         (ii) to exchange such definitive Warrants for an equal number of Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if (and may refuse to register any transfer or exchange unless) the requirements under this Warrant Agreement as set forth in this Section 1.08 for such transactions are met; provided, however, that the Warrants presented or surrendered for registration of transfer or exchange:

         (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his or her attorney, duly authorized in writing; and

         (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act, such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable, it being understood, however, that the Warrant Agent need not determine which clause (A) through (D) below is applicable:

                  (A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C); or

                  (B) if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act ("Rule 144A")) (a "QIB") in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C); or

                  (C) if such Warrant is being transferred to an institutional accredited investor within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule

                           501 under the Securities Act (an "Institutional Accredited Investor"), delivery of a Certificate of Transfer (in substantially the form of Exhibit D and an opinion of counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C, with appropriate changes to reflect the exemption relied on), and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act. If such transfer is made specifically pursuant to Regulation S, delivery by the transferor must also deliver a Certificate for Regulation S Transfers in substantially the form of Exhibit E.

                  (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be transferred by a holder for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

         (i) certification from such holder (in substantially the form of Exhibit C) that such Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

         (ii) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall upon written instructions from the Company authenticate a new Global Warrant in the appropriate amount.

                  (c) Transfer or Exchange of Global Warrants. The transfer or exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.08, the Private Placement Legend, this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                  (d) Transfer or Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

         (i) Any person having a beneficial interest in a Global Warrant may transfer or exchange such beneficial interest for a Definitive Warrant upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C); or

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C); or

                  (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a Certificate of Transfer to that effect (in substantially the form of Exhibit D, and an opinion of counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor to that effect (in substantially in the form of Exhibit C, with appropriate changes to reflect the exemption relied on), and an opinion of counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act. If such transfer is made specifically pursuant to Regulation S, the transferor must also deliver a Certificate for Regulation S Transfers in substantially the form of Exhibit E;

                  then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an officers' certificate (a certificate signed by two officers of such company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate"), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

         (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph
                  (g) of this Section 1.08.

                  (e) Restrictions on Transfer or Exchange of Global Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 1.08), a Global Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

         (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants for all Global Warrants under this Agreement,

then the Company will execute, and the Warrant Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Warrants, authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

                  (g) Cancellation or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to the Company or, upon written order to the Warrant Agent in the form of an Officers' Certificate from the Company, retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

                  (h) Legends.

         (i) Private Placement Legend. Except as permitted by the following paragraph, each Warrant Certificate evidencing the Warrants (and all Warrant Shares issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF:

                  (1) EACH INITIAL PURCHASER AND ITS DIRECT TRANSFEREES REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2),(3),OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),

                  (2) EACH HOLDER AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE WARRANT AGENT A SIGNED LETTER CONTAINING, CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFF SHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
                  (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND

                  (3) EACH HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER

                  INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act in accordance with this Section 1.08 or under an effective registration statement under the Securities Act, the Warrant Agent shall permit the holder thereof to exchange such Warrant for a definitive Warrant that does not bear the legends set forth above.

         (ii) Tag-Along/Drag-Along Legend. Each Warrant issued shall bear a legend substantially to the following effect:

         "THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND SUBJECT TO THE OBLIGATIONS (INCLUDING THE DRAG-ALONG RIGHTS (AS DEFINED THEREIN)) UNDER THE TAG-ALONG SALES AGREEMENT DATED AS OF JUNE 16,2000, BY AND BETWEEN THE COMPANY, ODYSSEY INVESTMENT PARTNERS FUND, LP, DEUTSCHE BANK SECURITIES INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED."

         (iii) Unit Legend. Each Warrant issued prior to the Separability bate shall bear a legend substantially to the following effect:

         "PRIOR TO THE SEPARABILITY DATE (AS DEFINED) THIS WARRANT CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED WITHOUT THE SIMULTANEOUS TRANSFER OR EXCHANGE OF $ 1,000 AGGREGATE PRINCIPAL AMOUNT OF THE COMPANY'S 13% SENIOR SUBORDINATED NOTES DUE 2009 (THE "NOTES") FOR EACH WARRANT BEING TRANSFERRED OR EXCHANGED. THE "SEPARABILITY DATE" SHALL MEAN THE EARLIEST OF (I) DECEMBER 18,2000; (11) THE OCCURRENCE OF A CHANGE OF CONTROL OR AN EVENT OF DEFAULT (EACH AS DEFINED IN THE INDENTURE GOVERNING THE NOTES); (III) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR THE EXCHANGE NOTES IS DECLARED EFFECTIVE;
         (IV) IMMEDIATELY PRIOR TO THE REDEMPTION OF ANY NOTES BY THE COMPANY WITH THE PROCEEDS OF AN EQUITY OFFERING; (V) THE CONSUMMATION OF AN INITIAL PUBLIC OFFERING (AS DEFINED IN WARRANT AGREEMENT) OF THE COMPANY; OR (VI) RUCH EARLIER DATE AS MAY BE DETERMINED BY DEUTSCHE BANK SECURITIES INC. IN ITS SOLE DISCRETION."

                  (i) Obligations with Respect to Transfers and Exchanges of Definitive and Global Warrants.

         (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive and Global Warrants.

         (ii) All Definitive and Global Warrants issued upon any registration, transfer or exchange of Definitive and Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive and Global Warrants surrendered upon the registration of transfer or exchange.

         (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                  (j) Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for the Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 1.09. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 1.09, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.09 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

                  The Warrant Agent is hereby authorized to authenticate and deliver the new Warrant Certificates in accordance with the provisions of this Agreement as required pursuant to the provisions of this Section.

                  SECTION 1.10. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.05 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provide , however that an office or agency shall at all times be maintained in The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices, or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its principal corporate trust office in The City of New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office, and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANTS

                  SECTION 2.0 1. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on June 15, 2009 (or the next Business Day, if such date is not a Business Day) (the "Expiration Date"). Each Warrant may be exercised on any Business Day (as defined) on or after the Exercisability Date (as defined below) and on or prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered Holders of the then outstanding Warrants; provided that the failure to give such notice shall not affect the expiration date. Any Warrant not exercised before

5:00 p.m., New York City time, on the Expiration Date shall be deemed to have been automatically exercised on the Expiration Date.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

                  SECTION 2.02. Exercise, Settlement and Delivery. (a) Subject to the provisions of this Agreement, on or after the Exercisability Date (as defined herein) and on or prior to 5:00 p.m., New York City time, on the Expiration Date, a holder of Warrants shall have the right to exercise each Warrant for 0.68986 of a fully paid, registered and nonassessable Warrant Share, subject to adjustment in accordance with Article V hereof, at the purchase price of $0.01 for each Warrant Share purchased payable as provided in Section 2.02(c). The number and kind of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") shall be subject to adjustment from time to time as set forth in Article V hereof

                  "Exercisability Date" means, with respect to each Warrant, the date as of which both of the following shall have occurred (whether before or on such date): (i) the Separability Date and (ii) a Triggering Event.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Triggering Event" means, with respect to each Warrant, the date of the earliest of (1) June 16, 2001, (2) the seventh day prior to the occurrence of a Change of Control (as defined in the Indenture), (3) the consummation of an Initial Public Offering, sale or merger of the Company or sale of all or substantially all of its assets, and (4) a class of equity securities of the Company is listed on a United States national securities exchange or authorized for quotation on the Nasdaq National Market or is otherwise subject to registration under the Exchange Act.

                  (b) Warrants may be exercised on or after the Exercisability Date by surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1. 10 (each a "Warrant Exercise Office") the Warrant Certificate evidencing such Warrants with the form of election to exercise set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and, in the case of a transfer, with such signature guaranteed by an Eligible Guarantor Institution and paying in full the Exercise Price for each Warrant Share issuable upon exercise of such Warrants as described in paragraph
(c). Each Warrant may be exercised only in whole.

                  (c) A Warrant may be exercised solely by the surrender of the Warrant Certificate evidencing such Warrant, and without the payment of the Exercise Price in cash (a "Cashless Exercise"), for the number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment of the Exercise price as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio.

For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in Section 5.01 (in) hereof) per Common Share on the Exercise Date (as defined) over the Exercise Price as of the Exercise Date, and the denominator of which is the Current Market Value per Common Share on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant, the number of Warrant Shares deliverable upon a Cashless Exercise shall equal the product of (1) the number of Warrants Shares issuable in respect of those Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise (without giving effect to such Cashless Exercise) multiplied by (2) the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. It is the intention of the Company that the exercise of Warrants will be exempt from the registration provisions of the Securities Act by virtue of Section 3(a)(9) thereof.

                  "Exercise Price" means a purchase price of $0.01 per Warrant Share.

                  (d) Upon such surrender of a Warrant Certificate at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraph (b) of this Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraph (b) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, if all of the items referred to in the first sentence of paragraph (b) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in Section 2.01), the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                  (e) Upon the exercise of a Warrant in accordance with the terms hereof, the Warrant Agent shall, as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such Holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

                  (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered Holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the Exercise Date. The Warrant Shares may initially be issued in global form (the "Global

Shares"). Such Global Shares shall represent such of the outstanding Warrant Shares as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect the amount of any increase or decrease in the amount of outstanding Warrant Shares represented thereby shall be made by the registrar for the Warrant Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Shares. After such exercise of any Warrant or Warrant Shares, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

                  SECTION 2.03. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all War-rant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

                  SECTION 2.04. Notice of a Triggering Event. The Company shall, to the extent reasonably practicable, not fewer than 30 days nor more than 60 days prior to the occurrence of a Triggering Event, send to the Warrant Agent and to each holder of Warrants, by first-class mail, at the addresses appearing on the Warrant Register, a notice of the Triggering Event to occur, which notice shall describe the type of Triggering Event and the date of the proposed occurrence thereof and the date of expiration of the right to exercise the Warrants prominently set forth in the face of such notice.

                  SECTION 2.05. Transfer of Rights. In the event that holders of more than 90% of the Common Shares exchange their Common Shares for shares in a Parent Holding Company (as defined), the Warrants will automatically become exercisable under the same terms and conditions as stated herein for shares of common stock in that Parent Holding Company (the "Parent Warrant Shares") in the same proportion to the total number of common shares of the Parent Holding Company that the Warrant Shares bear to the total number of Common Shares of the Company; provide that the Parent Holding Company assumes all the obligations of the Company under this Agreement, the Warrant Shares Registration Rights Agreement and the Tag-Along Sales Agreement. Thereafter, all references in this Agreement to the Warrant Shares shall mean the Parent Warrant Shares and all references to the Company shall mean the Parent Holding Company.

                  "Parent Holding Company" shall mean any Person that owns 90% or more of the capital shares of the Company.

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF HOLDERS OF WARRANTS

                  SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any other provision of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

                  (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Warrant Shares, including, without limitation, the right to vote, to consent, to exercise any preemptive rights or to receive notice as shareholders in respect of the meetings of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

                  SECTION 4.01. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

                  SECTION 4.02. Qualification Under the Securities Laws. The obligations of the Company with respect to registration of the Warrants and the Warrant Shares are set forth in the Warrant Shares Registration Rights Agreement.

                  SECTION 4.03. Rules 144 and 144A. The Company covenants that it will use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that it will take such further action as any holder or beneficial owner of Warrants may reasonably request, all to the extent required from time to time to enable such holder or beneficial owner to sell Warrants without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) under the Securities Act and Rule 144A, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission (it being expressly understood that the foregoing shall not create any obligation on the part of the Company to file periodic or other reports under the Exchange Act at any time that it is not then required to file such reports pursuant to the Exchange Act).

                  SECTION 4.04. Reservation of Warrant Shares. The Company shall at all times reserve and keep available for issuance upon exercise of the Warrants such number of its duly authorized but unissued Common Shares or other securities of the Company purchasable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants, and will cause appropriate evidence of ownership of such Common Shares or other securities to be delivered to the Warrant Agent upon its request for delivery of such, and all such Common Shares or other securities shall, at all times, be duly approved for listing, subject to official notice of issuance, on each securities exchange, if any, on which such Common Shares of the Company or other securities are then listed.

                  SECTION 4.05. Common Shares. The Company covenants that all of the Common Shares or other securities of the Company that may be issued upon the exercise of the Warrants will, upon issuance, be (1) duly authorized, validly issued, fully paid and nonassessable, (ii) free from preemptive and any other similar rights, (iii) free from any taxes, liens, charges or security interests with respect thereto and (iv) included for trading on each securities exchange or market, if any, on which such Common Shares or other securities are then listed.

                  SECTION 4.06. Obtaining Governmental Approvals. The Company will from time to time use its reasonable best efforts to take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, and the rules and regulations of any stock exchange or market on which the Warrants or the Warrant Shares are listed, if any, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of the Warrants.

                  SECTION 4.07. SEC Reports and Other Information. The Company shall at all times provide the Warrant Agent and holders of Warrants with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, for so long as any Warrants remain outstanding, the Company will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to beneficial holders of Warrants, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

                                    ARTICLE V

                                   ADJUSTMENTS

                  SECTION 5.01. Adjustment of Exercise Rate; Notices. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

                  (a) Adjustment for Change in Capital Shares. If, after the date hereof, the Company:

                  (1) pays a dividend or makes a distribution on its Common Shares payable in shares of such Common Shares or other capital shares of the Company;

                  (2) subdivides its outstanding Common Shares into a greater number of shares;

                  (3) combines its outstanding Common Shares into a smaller number of shares;

                  (4) pays a dividend or makes a distribution to all holders of Common Shares of any of the Company's assets (including cash), debt securities, preferred shares or any rights or warrants to purchase securities; and

                  (5) issues by reclassification of its Common Shares any capital shares of the Company

(other than in a transaction covered by Section 5.03), then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of capital shares of the Company that such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants are then exercisable).

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

                  If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital shares of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of capital shares as is contemplated by this Article V with respect to the Common Shares, on terms comparable to those applicable to Common Shares in this Article V.

                  (b) Adjustment for Sale of Common Shares Below Current Market Value. If, after the date hereof, the Company issues or sells to an Affiliate of the Company any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares at a price per share less than the Current Market Value (other than (1) pursuant to the exercise of the Warrants, (2) the issuance of Common Shares pursuant to any convertible, exchangeable or exercisable securities of the Company as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Article V, (3) the issuance of Common Shares or preferred shares (or adjustments to exercise or conversion prices) upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement or that have been reserved for issuance pursuant to plans in existence on the date of this Agreement (in each case, to the extent in accordance with the terms of such securities and plans as in effect on the date of this Agreement), (4) the issuance of options (the "Permitted Options") to purchase Common Shares to members of management of the Company up to an amount equal to 10.0% of the capital shares of the Company on a fully diluted basis, or the issuance of Common Shares upon exercise of Permitted Options and
(5) Common Shares issued in a bona fide registered public offering pursuant to a firm commitment underwriting), then the Exercise Rate shall be adjusted in accordance with the formula:

                           E' = Ex     (O+N)
                                  ---------------
                                  (O + (N x P/M))

where:

E' =     the adjusted Exercise Rate for each Warrant then outstanding;

E  =     the current Exercise Rate for each Warrant then outstanding;

O  =     the number of Common Shares (including Equivalent Shares (other than those related to the Warrants)) outstanding immediately prior to the transaction to which this para graph (b) applies;

N  =     the number of Common Shares sold in the transaction to which this paragraph (b) applies or the maximum stated number of Common Shares issuable upon the conversion, exchange, or exercise of the convertible, exchangeable or exercisable securities issued in the transaction to which this paragraph (b) applies, as the case may be;

P  =     the offering price per share sold in the transaction (including, without duplication, the price paid upon issuance and all consideration payable upon exercise) of the convertible, exchangeable or exercisable securities sold in the transaction, as the case may be; and

M  =     the Current Market Value at the time of sale.

                  The adjustment shall become effective immediately after the closing of the transaction to which this paragraph (b) applies or upon consummation of the sale of Common Shares, as the case may be. To the extent that Common Shares are not delivered after the expiration of the securities issued in the transaction, the Exercise Rate shall be readjusted to the

Exercise Rate that would otherwise be in effect had the adjustment made upon the issuance of only the number of Common Shares actually been delivered.

                  No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

                  No adjustment shall be made under this paragraph (b) for any adjustment which is the subject of paragraph (c) of this Section 5.01.

                  "Affiliate" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the referent Person or (iii) of which 10% or more of the voting stock (or, in the case of a Person which is not a corporation,. 10% or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  (c) Notice of Adjustment. Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate briefly stating the facts requiring the adjustment and the manner of computing it. The notice shall be conclusive evidence that the adjustment is correct. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such notice except to exhibit the same during normal business hours to any holder of Warrants desiring inspection thereof

                  (d) Reorganization of Company; Special Distributions. (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or transfers (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Shares immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other person) or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Shares, the person obligated to deliver securities, cash or other assets upon exercise of Warrants shall enter into a supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the successor Company, that issuer shall join in the supplemental warrant agreement.

                  The supplemental warrant agreement shall provide that the holder of a Warrant may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding shares exchange or transfer if such holder had exercised the Warrant immediately before the effective date of the transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction;
(ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing holders. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The successor Company shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement.

                  (ii) Notwithstanding the foregoing, if the Company (i) consolidates with, merges with or into, or sells all or substantially all its assets to, another Person and, in connection therewith, the consideration payable to the holders of Common Shares in exchange for their shares is payable solely in cash, or (ii) there is a dissolution, liquidation or winding-up of the Company, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such a Warrant shall terminate and cease and such holder's Warrants shall expire. In case of any such consolidation, merger or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company must deposit promptly with the Warrant Agent the funds, if any, required to pay to the holders of the Warrants. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Persons as it may be directed in writing by the holders surrendering such Warrants.

                  If this paragraph (d) applies, paragraph (a) shall not apply.

                  (e) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Article V are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company may, but shall not be obligated to, make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid; provided, however, that in no event shall any such adjustment have the effect of decreasing the Exercise Rate as otherwise determined pursuant to any of the provisions of this Article V except in the case of a combination of shares of a type contemplated in clause (iii) of paragraph (a) above and then in no event to an amount less than the Exercise Rate as adjusted pursuant to clause (iii) of paragraph (a) above. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of shares or share rights shall not be taxable to the recipients.

                  (f) Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this
Article V shall be conclusive absent manifest error.

                  (g) Warrant Agent's Adjustment Disclaimer. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (d) need be entered into or whether any provisions of any supplemental warrant agreement are correct.

                  (h) Specificity of Adjustment, De Minimis Adjustments. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 5 shall be made to the nearest 1/1000th of a share, as the case may be.

                  (i) Adjustments to Par Value. The Company shall make such adjustments to the par value of the Common Shares in order that, upon exercise of the Warrants, the Warrant Shares will be fully paid and non-assessable.

                  (j) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate by any number and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect as determined by this Section 5.01.

                  (k) No Other Adjustment for Dividends. Except as provided in this Article V, no payment or adjustment will be made for dividends on any Common Shares.

                  (l) Multiple Adjustments. After an adjustment to the Exercise Rate under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate as so adjusted.

                  (m) Definitions.

                  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "Convertible Securities" means any evidence of indebtedness, shares of stock (other than Common Shares) or other securities directly or indirectly convertible into or exchangeable or exercisable for Common Shares.

                  "Current Market Value" per Common Share or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution delivered to the Warrant Agent and, if applicable, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three month period preceding such date, or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

                  "Equivalent Shares" means as to any outstanding Options or any outstanding Convertible Securities, the maximum number of Common Shares for which or into which such Options or Convertible Securities may be then exercised or converted.

                  "Options" means any options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

                  SECTION 5.02. Fractional Warrant Shares. The Company will not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to (A) the same fraction of the Current Market Value, as defined in Section 5.01(m), on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise less (B) a corresponding fraction of the Exercise Price. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Warrant Shares deliverable to such holder will be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

                  SECTION 5.03. Certain Distributions. If at any time the Company grants, issues or sells Options, Convertible Securities, or rights to purchase capital shares, warrants or other securities pro rata to the record holders of the Common Shares (the "Distribution Rights") or, without duplication, makes any dividend or otherwise makes any distribution, including, subject to applicable law, pursuant to any plan of liquidation ("Distribution") on Common Shares (whether in cash, property, evidences of indebtedness or otherwise), in any such case in a transaction that is not covered by Section 5.0 1, then the Company shall grant, issue, sell or make to each registered holder of Warrants the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Warrant Shares acquirable upon complete exercise of such holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be. To the extent that the Company grants, issues or sells any Distribution Rights or Distribution to the Holders pursuant to this
Section 5.03, then no adjustment with respect to such Distribution Rights or Distribution shall be made to the Exercise Rate pursuant to Section 5.01.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

                  SECTION 6.01. Warrant Agent. The Company hereby appoints United States Trust Company of New York as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and United States Trust Company of New York hereby accepts such appointment. The Company hereby agrees that at any time prior to the Separability Date the Warrant Agent may appoint the Unit Agent to act as its agent with respect to its duties hereunder. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof

                  SECTION 6.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                  (a) The Warrant Agent shall be entitled to such compensation as the Company and the Warrant Agent shall from time to time agree upon in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this
         Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

                  (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.

                  (c) The Warrant Agent may consult with counsel of its selection (who may be counsel for the Company) and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                  (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

                  (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                  (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant, Certificate (except its authentication thereof).

                  (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

                  (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

                  (1) an Officers' Certificate stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

                  (2) if reasonably necessary in the judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with provided that such matter is one customarily opined on by counsel.

         Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02, to make any demand upon the Company.

                  (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Director its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

                  (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof. The Warrant Agent shall not be responsible for the Company's failure to comply with this
         Article V.

                  (m) The Company agrees that it will perform, execute, acknowledge and deliver, o cause to be performed, executed, acknowledged and delivered, all such further and other act instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

                  (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman c the Board of Directors, the president, the treasurer, the controller, an vice president or the secretary of the Company or any other officer or official of the Company reasonably believe to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consent to a shorter period), provided that (i) such application includes a statement to the effect that is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

                  (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

                  SECTION 6.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

                  (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which it desired resignation shall become effective; provided, however, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d), by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d), such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon obtaining knowledge of any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 9.04.

                  (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

                  (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the

United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

                  (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

                  (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                          AND COVENANTS OF THE COMPANY

                  The Company hereby represents and warrants and covenants to the Warrant Agent and the Holders that at the date hereof and at the date of each issuance of Warrant Shares:

                  SECTION 7.0 1. Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and described in the offering memorandum prepared by the Company in connection with the sale of the Units, dated June 9, 2000; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), prospects or results of operations of the Company, taken as a whole.

                  SECTION 7.02. Capitalization. The authorized, issued and outstanding capital shares of the Company is reflected accurately in Schedule
7.02 hereto. All of the issued and
outstanding capital shares of the Company have been duly authorized and validly issued and, except for any shares issued by the Company the consideration for which was a promissory note that remains outstanding, are fully paid and non-assessable; none of the outstanding capital shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Warrant Shares are accurately represented on Schedule 7.02 hereto.

                  SECTION 7.03. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Warrant Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  SECTION 7.04. Authorization of the Warrant Shares Registration Rights Agreement. Warrant Shares Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Initial Purchasers~, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  SECTION 7.05. Authorization of Tag-Along Sales Agreement. The Tag-Along Sales Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  SECTION 7.06. No Defaults or Conflicts. The execution, delivery and performance of this Agreement, the Warrant Shares Registration Rights Agreement and the Tag-Along Sales Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein or therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or a violation of or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws, limited liability company agreement or limited partnership agreement, as the case may be, of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets or properties.

                  SECTION 7.07. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the offering, issuance or sale of the Warrants, for the performance by the Company of its obligations hereunder or under the Warrant Shares Registration Rights Agreement or the Tag-Along Sales Agreement or the consummation of the transactions contemplated hereby or thereby (except for any requirements imposed by federal or state securities laws) or for the due execution or delivery by the Company of this Agreement or the Warrant Shares Registration Rights Agreement or the Tag-Along Sales Agreement.

                                  ARTICLE VIII

                        ACKNOWLEDGMENTS, REPRESENTATIONS
                          AND WARRANTIES OF THE HOLDERS

                  SECTION 8.01. Acknowledgments by Holders. Each Holder and each subsequent transferee of the Warrants understands and acknowledges to the Company that:

                  (a) the offering and sale of the Warrants and Common Shares are not being registered under the Securities Act and are intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act;

                  (b) there is no existing public or other market for the Warrants and the Common Shares and there can be no assurance that such Holder will be able to sell or dispose of such Holder's Warrants or Common Shares;

                  (c) the Warrants and the Common Shares have not been registered under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act, the Securities Act permits such sale or such sale is permitted pursuant to an available exemption from such registration requirement;

                  (d) if any transfer of the Warrants and the Common Shares is to be made in reliance on an exemption under the Securities Act, the Company may require an opinion of counsel reasonably satisfactory to it that such transfer may be made pursuant to an exemption under the Securities Act;

                  (e) the Warrants will have the legends contained on the forms thereof attached as exhibits thereto; and

                  (f) the Warrants will be entitled to the benefits and subject to the obligations under the Warrant Shares Registration Rights Agreement and the Tag-Along Sales Agreement.

                  SECTION 8.02. Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants to the Company that:

                  (a) the Warrants and the Common Shares to be acquired by it pursuant to the Warrant Agreement are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution of such Warrants or Common Shares or any interest therein in violation of the Securities Act or any applicable state securities laws and it has not acquired the Warrants and will not acquire the Warrant Shares with a view towards a distribution in violation of the Securities Act and will not offer or sell any Warrants or Warrant Shares except pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

                  (b) it is acquiring the Warrants in a transaction pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrants and the Common Shares, and it is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Warrants and the Common Shares;

                  (c) it has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the issuance of the Warrants and the Common Shares, has had all such questions answered to its satisfaction and has been supplied all additional information as it has requested; and

                  (d) the execution, delivery, and performance of this Agreement are within such Holder's powers (corporate or otherwise) and have been duly authorized by all requisite action (corporate or otherwise).

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.0 1 (d) hereof or in any other manner that the Company may deem necessary or desirable and that shall not materially adversely affect the interests of the holders of the Warrant Certificates.

                  The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants with the written consent of the Holders of not less than a majority in number of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that increases the Exercise Price, decreases the Exercise Rate (other than pursuant to Section 5), reduces the period of time during which the Warrants are exercisable hereunder, otherwise materially and adversely affects the exercise rights of the holders of the Warrants, reduces the percentage required for modification, or effects any change to this Section 9.01 may be made with respect to an outstanding Warrant without the consent of the Holder of such Warrant. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof).

                  Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

                  SECTION 9.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                  SECTION 9.03. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confined by first class mail, postage prepaid, addressed to any party hereto as follows:

                  To the Company:

                  Dayton Superior Corporation
                  7777 Washington Village Drive, Suite 130
                  Dayton, Ohio 45459
                  Facsimile No.: (937) 428-9115
                  Attention: General Counsel
                  with copies to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY 10022-4802
                  Facsimile No.: (212) 751-4864
                  Attention: Kirk A. Davenport, Esq.

                  To the Warrant Agent:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY 10036
                  Facsimile No.: (212) 852-1626
                  Attention: Corporate Trust Administration

or at any other address of which either of the foregoing shall have notified the other in writing.

                  SECTION 9.04. Notices to Holders. Notices to Holders of Warrants shall be mailed to such Holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

                  SECTION 9.05. APPLICABLE LAW. THE VALIDITYJNTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF TIJE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  SECTION 9.06. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates and, with respect to Sections 4.04 and 4.05, the holders of Warrant Shares issued pursuant to Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

                  SECTION 9.07. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 9.09. Inspection of Agreement. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                  SECTION 9.10. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                                DAYTON SUPERIOR CORPORATION

                                                By: /s/ John A. Ciccarelli
                                                    ----------------------------
                                                    Name: John A. Ciccarelli
                                                    Title: President and CEO

                                                UNITED STATES TRUST COMPANY OF
                                                 NEW YORK, as Warrant Agent

                                                By: /s/ Glenn E. Mitchell
                                                    ----------------------------
                                                    Name: Glenn E. Mitchell
                                                    Title: Vice President

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF:

         (1) EACH INITIAL PURCHASER AND ITS DIRECT TRANSFEREES REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501 (a)(1), (2),(3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),

         (2) EACH HOLDER AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM TTIE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND

         (3) EACH HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR,

         THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         PRIOR TO THE SEPARABILITY DATE (AS DEFINED) THIS WARRANT CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED WITHOUT THE SIMULTANEOUS TRANSFER OR EXCHANGE OF $ 1,000 AGGREGATE PRINCIPAL AMOUNT OF THE COMPANY'S 13% SENIOR SUBORDINATED NOTES DUE 2009 (THE "NOTES") FOR EACH WARRANT BEING TRANSFERRED OR EXCHANGED. THE "SEPARABILITY DATE" SHALL MEAN THE EARLIEST OF (1) DECEMBER 18, 2000; (11) THE OCCURRENCE OF A CHANGE OF CONTROL OR AN EVENT OF DEFAULT; (111) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR THE NEW NOTES IS DECLARED EFFECTIVE; (IV) IMMEDIATELY PRIOR TO THE REDEMPTION OF NOTES BY THE COMPANY WITH THE PROCEEDS OF AN EQUITY OFFERING; (V) THE CONSUMMATION OF AN INITIAL PUBLIC OFFERING OF THE COMPANY; OR (VI) SUCH EARLIER DATE AS MAY BE DETERMINED BY DEUTSCHE BANK SECURITIES INC. IN ITS SOLE DISCRETION.

         THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND SUBJECT TO THE OBLIGATIONS (INCLUDING THE DRAG-ALONG RIGHTS) UNDER THE TAG-ALONG SALES AGREEMENT DATED AS OF JUNE 16,2000, BY AND BETWEEN THE COMPANY, ODYSSEY INVESTMENT PARTNERS FUND, LP, DEUTSCHE BANK SECURITIES INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.

                                                                         CUSIP #

No. [ ]                                                             [ ] Warrants

                               WARRANT CERTIFICATE

                           DAYTON SUPERIOR CORPORATION

         This Warrant Certificate certifies that [     ], or registered assigns,
is the registered holder of [     ] Warrants (the "Warrants") to purchase Common
Shares, no par value (the "Common Shares"), of DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "Company"). The Warrants are governed by the terms of the warrant agreement (the "Warrant Agreement") dated as of June 16, 2000 between the Company and the United States Trust Company of New York, as Warrant Agent.

                  Subject to the provisions set forth herein and in the Warrant Agreement, at any time from 9:00 a.m., New York City time, on or after the occurrence of the Exercisability Date until 5:00 p.m., New York City time, on June 15, 2009 (or the next Business Day, if such date is not a Business Day) (the "Expiration Date"), a holder of Warrants shall have the right to exercise each Warrant for 0.68986 of a fully paid and nonassessable Common Share (together, in the aggregate, the "Warrant Shares", which may also include any other securities or property, such adjustment and inclusion each as provided in the Warrant Agreement) upon surrender of this Warrant Certificate at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"). A Warrant may be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash (a "Cashless Exercise"), for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment of the Exercise Price as of the Exercise Date and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in Section 5.01 (m) of the Warrant Agreement) per Common Share on the Exercise Date (as defined) over the Exercise Price on the Exercise Date and the denominator of which is the Current Market Value per Common Share on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant, the number of Warrant Shares deliverable upon a Cashless Exercise shall equal the product of (1) the number of Warrant Shares issuable in respect of those Warrants that the Holder specifies are to be exercised multiplied by
(2) the Cashless Exercise ratio. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

                  The Company has initially designated the principal corporate trust office of the Warrant Agent in The City of New York, as the initial Warrant Agent Office. The number of Warrant Shares issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  Any Warrant not exercised before 5:00 p.m., New York City time, on the Expiration Date shall be deemed to have been automatically exercised on the Expiration Date.

                  Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such ten-n is used in the Warrant Agreement.

                  All terms used herein but not defined herein have the meanings ascribed to such terms in the Warrant Agreement. In the event of a conflict between the terms of this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement will govern.

                  THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  WITNESS the seal of the Company and signatures of its duly authorized officers.

Dated: June 16, 2000

                                                DAYTON SUPERIOR CORPORATION

                                                By: ____________________________
                                                    Name:
                                                    Title:

Attest:

 By: _______________________
     Name:
     Title:

Certificate of Authentication:

This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

UNITED STATES TRUST COMPANY
 OF NEW YORK,
 as Warrant Agent

By:____________________________
       Authorized Signatory

I

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

                                    [REVERSE]

                           DAYTON SUPERIOR CORPORATION

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on June 15, 2009 (or the next Business Day, if such date is not a Business Day) (the "Expiration Date"), each of which represents the right at any time on or after the Exercisability Date (as defined in the Warrant Agreement) and on or prior to such date, to exercise such Warrant for 0.68986 of a Common Share of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of June 16, 2000 (the "Warrant Agreement"), duly executed and delivered by the Company to United States Trust Company of New York, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Warrants. The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted.

                  Warrants may be exercised by surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed.

                  If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be. effective on the Expiration Date.

                  As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or

Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

                  The Company will not be required to issue fractional Common Shares upon exercise of the Warrants or distribute Warrant Share certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

                  Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                         (FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)

                  The undersigned hereby irrevocably elects to exercise [ ]of the Warrants represented by this Warrant Certificate for the whole number of Warrant Shares issuable upon the exercise of such Warrants. The undersigned requests that a certificate representing such Warrant Shares be registered in the name of _____________________________whose address is
_______________________ and that such certificate be delivered to
____________________ whose address is _______________________________________.
Any cash payments to be paid in lieu of a fractional Warrant Share should be made to ________________________ whose address is ___________________ and the check representing payment thereof should be delivered to ________________________ whose address is ____________________.

         Dated:

         Name of holder of Warrant Certificate:_________________________________
                                                         (Please Print)

         Tax Identification or Social Security Number:__________________________

         Address:_______________________________________________________________

         _______________________________________________________________________

         Signature:_____________________________________________________________

                  Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated:

         Signature:_____________________________________________________________

                  Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

         Signature Guaranteed:__________________________________________________

                              [FORM OF ASSIGNMENT]

         For value received __________________________hereby sells, assigns and transfers unto ______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:

         Signature:_____________________________________________________________

                  Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

         Signature Guaranteed:__________________________________________________
I

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS I

The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                     Number of Warrants
          Amount of decrease   Amount of Increase        this Global              Signature of
             in Number of         in Number of       Warrant following          authorized office
Date of    Warrants of this     Warrants of this     such decrease (or              of Warrant
Exchange   Global Warrant       Global Warrant           increase)                     Agent

This is to be included only if the Warrant is in global form.

                                                                       EXHIBIT B

                        FORM OF LEGEND FOR GLOBAL WARRANT

                  Any Global War-rant authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Shares (the "Warrants") of Dayton Superior Corporation

                  This Certificate relates to __________ Warrants held by (the "Transferor").

                  The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

                  In connection with such request and in respect of each such Warrant, the Transferor hereby certifies that the Transferor is familiar with the Warrant Agreement dated as of June 16, 2000, among Dayton Superior Corporation, an Ohio corporation, and United States Trust Company of New York, as warrant agent (the "Warrant Agreement") relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.08 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

                  [ ]      Such Warrant is being acquired for the Transferor's
own account, without transfer (in satisfaction of Section 1.08(a)(y)(A) of the Warrant Agreement).'

                  [ ]      Such Warrant is being transferred to a qualified
institutional buyer (as defined in Rule 144A under the Act) in reliance on Rule 144A or is being transferred in accordance with Regulation S under the Act.

                  [ ]      Such Warrant is being transferred in accordance with
Rule 144 under the Act.

                  [ ]      Such Warrant is being transferred in reliance on and
in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                                                [INSERT NAME OF TRANSFEROR]

                                                By:_____________________________

Date:__________________________
      *Check applicable box.

                                                                       EXHIBIT D

                  [Form of Transferee Letter of Representation in Connection with Transfers to Institutional Accredited Investors]

DAYTON SUPERIOR CORPORATION
7777 Washington Village Drive, Suite 130
Dayton, Ohio 45459
Attention: General Counsel

Ladies and Gentlemen:

                  In connection with our proposed purchase of warrants to purchase Common Shares, no par value (the "Securities"), of Dayton Superior Corporation (the "Company "), we confirm that:

                  1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor Securities) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer as defined in Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
         (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor", for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause
         (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (c),
         (d), (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                  3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,

                                              __________________________________
                                              (Name of Purchaser)

                                              By:_______________________________

                                              Date:_____________________________

                  Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                                                       EXHIBIT E

                  [Form of Transferee Letter of Representation
             in Connection with Transfers Pursuant to Regulation S]

UNITED STATES TRUST COMPANY OF NEW YORK
114 West 47th Street
New York, NY 10036

Ladies and Gentlemen:

                  In connection with our proposed purchase of warrants of Dayton Superior Corporation (the "Company") we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) The undersigned certifies that it is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person.

                  (2) The undersigned agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration.

                  (3) The undersigned agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

                  You and your counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

                                                     Very truly yours,

                                                     (Name of Purchaser)

                                                     By:________________________

                  Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:___________________________________

Address:________________________________

Taxpayer ID Number:_____________________

                                  SCHEDULE 7.02

                                 Capitalization

(1)      5,000,000 Common Shares, no par value, authorized.

(2)      3,693,990 Common Shares, no par value, issued and outstanding.

(3) 170,000 Warrants to purchase 117,276 Warrant Shares at an exercise price of $0.01 per share.